[THE PHOENIX COMPANIES, INC. LOGO]

     THE PHOENIX COMPANIES, INC.                N  E  W  S     R  E  L  E  A S E



One American Row
PO Box 5056
Hartford CT 06102-5056
www.phoenixwm.com
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FOR:      IMMEDIATE RELEASE

CONTACT:  MEDIA RELATIONS:      MICHELE U. FARLEY   860-403-5393
                                JODY A. BERESIN     860-403-5714

          INVESTOR RELATIONS:   PETER A. HOFMANN    860-403-7100



                           THE PHOENIX COMPANIES, INC.
                         ANNOUNCES MANAGEMENT SUCCESSION


o    ROBERT W. FIONDELLA INITIATES TRANSITION TO NEW LEADERSHIP
o    DONA D. YOUNG NAMED CHIEF EXECUTIVE OFFICER-ELECT

HARTFORD, CT, SEPTEMBER 30, 2002 - Robert W. Fiondella, chairman and chief executive officer of The Phoenix Companies, Inc. (NYSE: PNX), today announced that the Board of Directors, by unanimous vote, elected Dona D. Young, president and chief operating officer, to succeed him as chief executive officer of the company, effective January 1, 2003. At that time, her title will be president and chief executive officer. Mr. Fiondella will remain chairman of the company through June 2003.

    According to Mr. Fiondella, this completes the company's management succession plan initiated at the start of its demutualization process in February, 2000.

    "We have completed a full year as a public company focused on our wealth management strategy, which makes this the right time to finalize our succession to the next generation of leadership," said Mr. Fiondella. "Our foundation is strong, we have proven excellence in our core businesses, and I have total confidence in Dona and the management team we have put in place. After more than 30 years of service, this is a difficult decision, but it is a natural moment to make the transition seamlessly. I expect to watch with pride as Phoenix grows over the coming years."

PHOENIX ANNOUNCES MANAGEMENT SUCCESSION . . . 2



    Mrs. Young said, "Among his many achievements, perhaps Bob's greatest legacy has been his visionary leadership, setting the company's strategic direction and developing the capable management team to lead us forward. I know I speak for our entire organization in expressing my deepest appreciation to Bob for his 30+ years of support and leadership. During his tenure, the company grew and evolved, generating substantial value for its owners while acting on its commitment to diversity, its employees and its community. I share with Bob great confidence in Phoenix's people, strategy and profitable growth opportunities.

    "These are challenging times, but Phoenix is well positioned to weather current market conditions and even capitalize on them. Going forward, with disciplined focus on profitable growth, Phoenix will build on its strong foundation as a wealth management company. We will continue our record of excellence in manufacturing wealth management products and services as we broaden critical distribution relationships that will be persistent, profitable and growing. We have a great future ahead of us."

    The company said that in the third quarter it will establish an additional reserve of $3.6 million, net of income taxes. This amount, coupled with the $21.8 million reserve, net of income taxes, established in the second quarter, and adjustments to reflect Statements of Clarification and Intent executed in the third quarter, are sufficient to provide for the retirement of Mr. Fiondella and payments under previously announced employment-related contracts of senior management as well as an office consolidation. In addition, the company said that as part of its stock option program announced in June 2002 for eligible officers, Mr. Fiondella and the previously announced senior management retirees received options totaling 642,500 shares. (See attached Analysis of Management Restructuring Reserve and Stock Option Grants.)

    The company does not expect to incur any further expense for this management succession and transition.

PHOENIX ANNOUNCES MANAGEMENT SUCCESSION . . . 3



    Mr. Fiondella, 60, joined Phoenix's law department in 1969. He advanced through several promotions in the law department, including senior vice president and general counsel in 1981. In 1983, he was named executive vice president, and in 1987 he was elected president and a director. He was elected chief operating officer of the company in 1989 and given responsibility for all lines of business. In 1992, upon the merger of Phoenix Mutual Life Insurance Company and Home Life Insurance Company, Mr. Fiondella was elected president and principal operating officer, and in 1994 he was elected chairman, president and chief executive officer. In 2000, Mr. Fiondella transferred the role of president to Mrs. Young.

    Mrs. Young, 48, also joined Phoenix as an attorney, in 1980. She advanced through several promotions, transferring to the Reinsurance Department in 1983 and back to the Law Department in 1985. She was promoted to vice president and assistant general counsel in 1987 and to senior vice president and general counsel in 1989. She was named executive vice president and general counsel in 1994, in charge of individual life insurance, annuity operations and corporate staff functions. She was elected a director in 1998 and president in 2000. In 2001, she added chief operating officer to her responsibilities and in 2002 she took on responsibility for the company's investment management operations. On January 1, 2003, Mrs. Young will become president and chief executive officer.

    The Phoenix Companies, Inc. (NYSE: PNX) is a leading provider of wealth management products and services to individuals and institutions. Through a variety of advisors and financial services firms, Phoenix helps the affluent and high net worth accumulate, preserve and transfer their wealth with an innovative portfolio of life insurance, annuity and investment management products and services. With a history dating back to 1851, The Phoenix Companies, Inc. has two operating subsidiaries, Phoenix Life Insurance Company and Phoenix Investment Partners, Ltd. And offers trust services through another subsidiary, Phoenix National Trust Company. Phoenix has corporate offices in Hartford, Conn., For more information on Phoenix, visit www.phoenixwm.com.

FORWARD-LOOKING STATEMENT

    This release contains statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements relating to trends in, or

PHOENIX ANNOUNCES MANAGEMENT SUCCESSION . . . 4



representing management's beliefs about, the company's future strategies, operations and financial results, as well as other statements including words such as "anticipate", "believe," "plan," "estimate," "expect," "intend," "may," "should" and other similar expressions. Forward-looking statements are made based upon management's current expectations and beliefs concerning trends and future developments and their potential effects on the company. They are not guarantees of future performance. Actual results may differ materially from those suggested by forward-looking statements, as a result of risks and uncertainties which include, among others: (i) changes in general economic conditions, including changes in interest rates and currency exchange rates;
(ii) heightened competition, including with respect to pricing, entry of new competitors and the development of new products and services by new and existing competitors; (iii) the company's primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (iv) regulatory, accounting or tax changes that may affect the cost of, or demand for, the products or services of the company's subsidiaries;
(v) downgrades in the claims paying ability or financial strength ratings of the company's subsidiaries; (vi) discrepancies between actual claims experience and assumptions used in setting prices for the products of the company's insurance subsidiaries and establishing the liabilities of such subsidiaries for future policy benefits and claims relating to such products; (vii) movements in the equity markets that affect our investment results including those from venture capital, the fees we earn from assets under management and the demand for our variable products; (viii) the company's success in achieving its planned expense reductions; and (ix) other risks and uncertainties described from time to time in the company's filings with the Securities and Exchange Commission. The company specifically disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

                                       ###

PHOENIX ANNOUNCES MANAGEMENT SUCCESSION . . . 5



THE PHOENIX COMPANIES, INC.
ANALYSIS OF MANAGEMENT RESTRUCTURING RESERVE
  AND STOCK OPTION GRANTS
AS OF SEPTEMBER 30, 2002
DOLLARS IN MILLIONS

                                                   BEFORE           NET OF
MANAGEMENT RESTRUCTURING RESERVE                INCOME TAXES     INCOME TAXES

Management restructuring reserve
  at June 30, 2002                                $  33.5          $  21.8
Robert W. Fiondella Retirement and
  Transition Agreement                               20.0             13.0
Adjustments to reflect Statements
  of Clarification and Intent                       (10.0)            (6.5)
Existing Long-term Incentive Plan
  accruals related to Robert W. Fiondella            (4.4)            (2.9)
                                                ----------       ----------

Management restructuring reserve
  required at September 30, 2002                  $  39.1          $  25.4
                                                ==========       ==========

Increase in management
  restructuring reserve                           $   5.6          $   3.6
                                                ==========       ==========


                                                NUMBER
STOCK OPTION GRANTS ON JUNE 25, 2002          OF OPTIONS

Robert W. Fiondella                              262,500
Previously Announced
Retirees:
Carl T. Chadburn                                 140,000
Philip R. McLoughlin                             140,000
David W. Searfoss                                100,000
                                             -----------

Total at September 30, 2002                      642,500
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